Exhibit 3.13
[ILLEGIBLE]
ARTICLES OF ORGANIZATION
OF
Memphis Networx, LLC
     Pursuant to the provisions of Section 48-205-101 of the Tennessee Limited Liability Company Act, the undersigned natural person, having the capacity to contact, executes and submits these Articles of Organization for the purposes of forming a limited liability company under the laws of the State of Tennessee to be known a Memphis Networx, LLC (the “Company”)”:
     1. The name of the limited liability company is:
          Memphis Networx, LLC
     2. The street address of the Company’s initial registered office and the name of the initial registered agent in the State of Tennessee is:
WT&C Corporate Services. Inc.
1500 Nashville City Center
511 Union Street
Nashville, Davidson County, Tennessee 37219-1750
     3. The street address of the principal executive offices of the Company is:
7555 Appling Center Drive
Memphis, Tennessee 38133-5069
     4. There were two (2) Members of the Company as of the date of the filing of these Articles
     5. The initial Members admitted to the Company are A&L Networks-Tennessee, LLC and Memphis Light, Gas, and Water Division, a division of the City of Memphis, Tennessee.

     6. The name and address of the organizer of the Company is:

[ILLEGIBLE]	John Knox Walkup WYATT, TARRANT & COMBS 1500 Nashville City Center 511 Union Street Nashville, Davidson County, Tennessee 37219-1750
     7. The Company of the board managed.
     8. All deeds, mortgages, bonds, contracts or other instruments must be signed by the Chief Manager or by any other Manager with the approval of the Members to be binding upon the Company.
     9. The Secretary may certify the identity of each of the Company’s Managers, Governors, and Members and may provide certified copies or extracts of resolutions adopted from time to time by the Company’s Board of Governors or its Members. All persons shall be entitled to rely upon the contents of such certificates and no person shall have any duty to inquire into whether the contents of any such certificate is valid.
     10. The transfer or assignment of a Member’s Interest may be limited or restricted by the Company’s Operating Agreement or an agreement among the Members.
     11. The Operating Agreement may specify that none or less than all of the events listed in Section 48-245-101(a)(5)(A)-(K) of the Act shall constitute Dissolution Events.
     12. Initially, the sole business purpose of the Company shall be to do or cause to be done such acts or things as reasonably necessary to seek and obtain regulatory approval for the Company to provide the services authorized by Tennessee Code Annotated Sections 7-52-401, et seq. Subject to obtaining, and only to the extent permitted by the necessary regulatory approvals, the business of the company shall be to (i) provide the services authorized by Tennessee Code Annotated Sections 7-52-401, et seq., (ii) acquire, construct, own, improve, operate, lease, maintain, sell, mortgage, pledge, and otherwise deal and trade in, any related system, plant, equipment or other property, and (iii) exercise all rights and powers and engage in all activities related to the foregoing and legally permissible under the Act.
     13. To the fullest extent provided under the Act, no Member, Governor, Manager, or agent of the Company shall have any personal responsibility or liability for the obligations or acts of the Company or any other Member, Governor, Manager or agent of the Company.
     14. The Company shall have all of the powers available to it under the Tennessee Limited Liability Company Act.

     15. All terms as used in these Articles shall have the meanings provided in the Operating Agreement.
     IN WITNESS WHEREOF, these Articles of Organization have been executed on this 8th day of November, 1999.

By:	/s/ John Knox Walkup
John Knox Walkup, Organizer

SECRETARY OF STATE DIVISION OF BUSINESS SERVICES 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243
MASS CHANGE OF REGISTERED OFFICE (BY AGENT)
Pursuant to the provisions of Sections 48-15-102 and 48-25-108 of the Tennessee Business Corporation Act, Sections 48-55-102 and 48-65-108 of the Tennessee Nonprofit Corporation Act, Section 48-208-102 of the Tennessee Limited Liability Company Act, Sections 61-2-104 and 61-2-904 of the Tennessee Revised Uniform Limited Partnership Act, and Section 61-1-144 of the Tennessee Uniform Limited Partnership Act, the undersigned registered agent hereby submits this application to change its business address and the registered office address of the businesses noted below:
1.	The names of the affected corporations, limited liability companies, limited partnerships and limited liability partnerships are identified in the attached list by their S.O.S. control numbers, which list is incorporated herein by reference.

2.	The street address of its current registered office is 511 Union Street, Suite 1500, Nashville, TN 37219.

3.	The name of the current registered agent is WY&C CORPORATE SERVICES, INC.

4.	The street address (including county) of the new registered office is:

2525 West End Avenue, Suite 1500 Nashville, TN 37203-2423 Davidson County, TN

5.	After the change, the street addresses of the registered office and the business office of the registered agent will be identical.

6.	The corporations, limited liability companies, limited partnerships and limited liability partnerships identified in the attached list have been notified of the change of address for the registered office.

WT&C CORPORATE SERVICES, INC.
September 11, 2000	By:	/s/ Carolyn F. Wiley
Signature Date		Secretary Signature of Registered Agent
Carolyn F. Wiley Printed or Typed Name

MASS CHANGE OF REGISTERED OFFICE (BY AGENT) Attachment

0049161	0253816	0287844	0300733	0310576	0324803	0337946	0352673	0360921	0375664
0057907	0263807	0288043	0301217	0315419	0324981	0338308	0352842	0362078	0377246
0103422	0274180	0290063	0303441	0315543	0327191	0339215	0352843	0365573	0377984
0112399	0275167	0290536	0303603	0315544	0329694	0339386	0354303	0365683	0378030
0114851	0280890	0291079	0303773	0315675	0330159	0340084	0355080	0365953	0379620
0136278	0282607	0291235	0204062	0316304	0330650	0340223	0355795	0366276	0380872
0150151	0282608	0292194	0304332	0319335	0331009	0341976	0356060	0367609	0382103
0207184	0282609	0292384	0304832	0319905	0331011	0343309	0356637	0367782	0383048
0210653	0283420	0293442	0304840	0320179	0332125	0346811	0358009	0368228	0384421
0211713	0283534	0295701	0305319	0321227	0333558	0346812	0358492	0369500	0384932
0214284	0284603	0298729	0306219	0321435	0334184	0347054	0360070	0369637	0388035
0222235	0284908	0298961	0307454	0321935	0334283	0348636	0359277	0371146	0391134
0239157	0287248	0299756	0307724	0321953	0336479	0349532	0360018	0371805	0360070
0242766	0287535	0300154	0309101	0322344	0337400	0349533	0360019	0372457
0246371	0287784	0300155	0309157	0322624	0337401	0350888	0360150	0374409
0246510	0287785	0300316	0310190	0323107	0337945	0352253	0360534	0374941
Attachment to Mass Change of Registered Office for WT&C CORPORATE SERVICES, INC., page 1 of 1 pages

LIMITED LIABILITY COMPANY ANNUAL REPORT Annual Report Filing Fee Due: $50 per member, with a minimum fee of $300 and a maximum fee of $3000. There is an additional fee of $20 if any changes are made in block #5 to the registered agent/office. Please return completed form to: TENNESSEE SECRETARY OF STATE Attn: Annual Report 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243 CURRENT FISCAL YEAR CLOSING MONTH 12 IF DIFFERENT. CORRECT MONTH IS THIS REPORT IS DUE ON OR BEFORE 04/01/02 (1) SECRETARY OF STATE CONTROL # 0379620 FEIN: 62-1799063 (2A.) NAME AND MAILING ADDRESS OF COMPANY MEMPHIS NETWORX, LLC 7555 APPLING CTR. DR MEMPHIS, TN 38133 11/08/1999 FOR PROFIT (2B.) STATE OR COUNTRY OF FORMATION: TENNESSEE (2C.) ADD OR CHANGE MAILING ADDRESS: 7620 APPLING CTR. DR SUITE 101 MEMPHIS, TN 38133-5074 (3) A. PRINCIPAL ADDRESS INCLUDING CITY, STATE, ZIP CODE. 7555 APPLING CTR. DR, MEMPHIS, TN 38133 B. CHANGE OF PRINCIPAL ADDRESS: STREET CITY STATE ZIP CODE + 4 7620 APPLING CTR DR STE 101 MEMPHIS, TN 38133-5074 **BLOCK 4 MUST BE COMPLETED OR THE ANNUAL REPORT WILL BE RETURNED** (4) NAME AND BUSINESS ADDRESS, INCLUDING ZIP CODE, OF ITS GOVERNORS, IF BOARD MANAGED: THE MANAGERS, IF MEMBER MANAGED. (ATTACH ADDITIONAL SHEET IF NECESSARY) NAME BUSINESS ADDRESS CITY, STATE, ZIP CODE+4 Herman Morris, Jr. 220 South Main Street Memphis, TN 38103-3917 Larry Thompson 220 South Main Street Memphis, TN 38103-3917 John McCullough 220 South Street Memphis, TN 38103-3917 Andrew P. Seamon 6410 Poplar Avenue, Suite 395 Memphis, TN 38119 Frank A. McGrew, IV 6410 Poplar Avenue, Suite 395 Memphis, TN 38119 Luke Yaneey 411 West Park Loop Memphis, TN 38111 BOARD MANAGED MEMBER MANAGED THIS LLC IS PROHIBITED FROM ENGAGING IN BUSINESS IN TENNESSEE (5) A. NAME OF REGISTERED AGENT AS APPEARS ON SECRETARY OF STATE RECORDS: WT&C CORPORATE SERVICES, INC. B. REGISTERED ADDRESS AS APPEARS ON SECRETARY OF STATE RECORDS. 2525 WEST END AVENUE, SUITE 1500, NASHVILLE, TN 37203-1423 C. INDICATE BELOW ANY CHANGES TO THE REGISTERED AGENT NAME AND/OR REGISTERED OFFICE. (i) CHANGE OF REGISTERED AGENT: (ii) CHANGE OF REGISTERED OFFICE: STREET CITY STATE (MUST BE IN TN) ZIP CODE + 4 COUNTY (6) NUMBER OF MEMBERS AT THE DATE OF THIS FILING: 2 (7) SIGNATURE /s/ Mark Luis (8)DATE 3-22-02 (9) TYPE/PRINT NAME OF SIGNER: Mark Luis (10) TITLE OF SIGNER CEO **THIS REPORT MUST BE DATED AND SIGNED** CONTINUED ON BACK

ARTICLES OF AMENDMENT TO ARTICLES OF ORGANIZATION (LLC) Department of State Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243 For Office Use Only RECEIVED STATE OF TENNESSEE 2007 AUG 22 AM 10:57 RILEY DARNELL SECRETARY OF STATE LIMITED LIABILITY COMPANY CONTROL NUMBER (IF KNOWN) 0379620 PURSUANT TO THE PROVISIONS OF §48-209-104 OF THE TENNESSEE LIMITED LIABILITY COMPANY ACT OR §48-249-204 OF THE TENNESSEE REVISED LIMITED LIABILITY COMPANY ACT, THE UNDERSIGNED ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF ORGANIZATION: PLEASE MARK THE BLOCK THAT APPLIES: AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE. AMENDMENT IS TO BE EFFECTIVE, (DATE) (TIME). (NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING. 1. PLEASE INSERT THE NAME OF THE LIMITED LIABILITY COMPANY AS IT APPEARS ON RECORD: Memphis Networx, LLC IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW: ZAYO Bandwidth Tennessee, LLC 2. PLEASE INSERT ANY CHANGES THAT APPLY: A. PRINCIPAL ADDRESS: STREET ADDRESS CITY STATE/COUNTY ZIP CODE B. REGISTERED AGENT: CT Corporation System C. REGISTERED ADDRESS: 800 S. Gay Street, Suite 2021 STREET Knoxville CITY TN STATE 37929 ZIP CODE Knox COUNTY D. OTHER CHANGES: 3. THE AMENDMENT WAS DULY ADOPTED ON July MONTH 31 DAY 2007 YEAR (If the amendment is filed pursuant to the provision of §48-209-104 of the TN LLC Act, please also complete the following by checking one of the two boxes:) AND THE AMENDMENT WAS DULY ADOPTED BY THE BOARD OF GOVERNORS WITHOUT MEMBER APPROVAL AS SUCH WAS NOT REQUIRED MEMBERS GENERAL COUNSEL & SECRETARY SIGNER’S CAPACITY /s/ Scott E. Beer SIGNATURE Scott E. Beer NAME OF SIGNER (TYPED OR PRINTED) SS-4247 (REV. 01/06) Filing Fee: $20.00 RDA2458

LIMITED LIABILITY COMPANY ANNUAL REPORT Annual Report Filing Fee Due: $50 per member, with a minimum fee of $300 and a maximum fee of $3000. There is an additional fee of $20 if any changes are made in block #6 to the registered agent/office. Please return completed form to: TENNESSEE SECRETARY OF STATE Attn: Annual North 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243 CURRENT FISCAL YEAR CLOSING MONTH 12 THIS REPORT IS DUE ON OR BEFORE 04/01/08 (1) SECRETARY OF STATE CONTROL 0379620 (2A.) NAME AND MAILING ADDRESS OF COMPANY ZAYO BANDWIDTH TENNESSEE, LLC 7620 APPLING CTR DR STE 101 MEMPHIS, TN 38133-5074 (2B.) STATE OR COUNTRY OF FORMATION (2C.) ADD OR CHANGE MAILING ADDRESS: 901 Front St, Ste 200 Louisville ca 80027 (3) A. PRINCIPAL ADDRESS INCLUDING CITY, STATE, ZIP CODE. 7620 APPLING CTR. DR SUITE 101 MEMPHIS, TN 38133-5074 B. CHANGE OF PRINCIPAL ADDRESS: STREET CITY STATE ZIP CODE + 4 7620 (4) This LLC is BOARD MANAGED DIRECTOR MANAGED MANAGER MANAGED MEMBER MANAGED (check one box) If board, director, or manager managed, provide the names and business addresses, including zip codes, of the governors, directors, or managers (or their equivalent), respectively. Attach an additional sheet if necessary. NAME BUSINESS ADDRESS CITY, STATE, ZIP CODE+4 John Scarats 901 Front St, Ste 200 Louisville CO 80027 Ken desGarennes 901 Front St, Ste 200 Louisville CO 80027 Scott Beer 901 Front St, Ste 200 Louisville CO 80027 (5) Provide the names and business addresses, including zip codes, of the LLC managers (if governed by the LLC Act), or any officers (if governed by the Revised LLC Act), (or their equivalent), respectively. Attach an additional sheet if necessary. Name Business Address City, State, Zip code+4 John Scarats 901 Front St, Ste 200 Louisville Ca, 80027 Ken desGarennes 901 Front St, Ste 200 Louisville CO 80027 Scott Beer 901 Front St, Ste 200 Louisville Ca, 80027 (6) A. NAME OF REGISTERED AGENT AS APPEARS ON SECRETARY OF STATE RECORDS: CT CORPORATION SYSTEM B. REGISTERED ADDRESS AS APPEARS ON SECRETARY OF STATE RECORDS: 800 S. GAY ST., SUITE 2021, KNOXVILLE, TN 37929 C. INDICATE BELOW ANY CHANGES TO THE REGISTERED AGENT NAME AND/OR REGISTERED OFFICE. (i.) CHANGE OF REGISTERED AGENT: (ii.) CHANGE OF REGISTERED OFFICE (Street Address): (City) (State) TN (Zip Code + 4) (County) (7) Number of member on the date the annual report is executed if there are more than six(6) members: This LLC is prohibited from engaging in business in Tennessee (check box if applicable). (8) SIGNATURE /s/ Ken desGarennes (9) DATE 5/8/08 (10) TYPE/PRINT NAME OF SIGNER Ken desGarennes (11) TITLE OF SIGNER CFO ** THIS REPORT MUST BE DATED AND SIGNED ** ss-4253(Rev. 01-08) INSTRUCTION: www.state.in.us/sos/ or 816-741-2288 ROA 1678 RECEIVED STATE OF TENNESSEE 2008 MAY 13 AM 9:49 FILEY DARNELL SECRETARY OF STATE

Tennessee Limited Liability Company Annual Report Form AR Filling #: 02225358 Status: Complete File online at: http://TNBear.TN.gov/AR Due on/Before: 04/01/2010 This Annual Report has been successfully paid for and submitted. Your Annual Report will be reviewed by Business Services and filed within 48 hours. Please keep this report for your records. Annual Report Filing Fee Due: $300 minimum plus $50 for each member over 6 to a maximum of $3000 $20 additional if changes are made in block 3 to the registered agent/office SOS Control Number: 379620 Limited Liability Company — Domestic Date Formed: 11/08/1999 Formation Locale: Shelby County (1) Name and Mailing Address: ZAYO BANDWIDTH TENNESSEE, LLC 901 FRONT ST SUITE 200 LOUISVILLE, CO 80027-0000 USA (2) Principal Office Address: 7620 APPLING CTR. DR STE 101 MEMPHIS, TN 38133-5074 USA (3) Registered Agent (RA) and Registered Office (RO) Address: CT CORPORATION SYSTEM 800 S GAY ST STE 2021 KNOXVILLE, TN 37929 USA Agent Changed: No (4) This LLC is (change if incorrect):Director Managed, Manager Managed, Member Managed, Board Managed (appropriate if formed prior to 1/1/2006 only). If board, director, or manager managed, provide the names and business addresses, including zip codes, of the governors, directors, or managers (or their equivalent), respectively. Name Business Address City, State, Zip Daniel P. Caruso 901 Front Street, Suite 200 Louisville, CO 80027 Gillis Cashman 901 Front Street, Suite 200 Louisville, CO 80027 John Siegel 901 Front Street, Suits 200 Louisville, CO 80027 John A. Downer 901 Front Street, Suite 200 Louisville, CO 80027 Michael Choe 901 Front Street, Suite 200 Louisville, CO 80027 (5) Provide the names and business addresses, including zip codes, of the LLC managers (if governed by the LLC Act), or any officers (if governed by the Revised LLC Act), (or their equivalent), respectively. Name Business Address City, State, Zip (6) Number of members on the date the annual report is executed if there are more than six (6) members: 1 This LLC is prohibited from doing business in Tennessee (check if applicable) (7) Signature: Electronic(8) Date: 03/22/2010 5:25 PM (9) Type/Print Name:Daniel P. Caruso (10) Title: Manager SS-4253 RDA 1678